2019 Westpac Group Annual Report	335

Exhibit 11

CODE OF ACCOUNTING PRACTICE AND FINANCIAL REPORTING

The Westpac Group Code of Conduct describes the standards of conduct expected of our people, both employees and contractors. It provides a set of guiding principles to help us make the right decision every time.

The Westpac Code of Conduct says we comply with our legal obligations, regulatory requirements, voluntary codes of practice to which we subscribe and Group policies. We take compliance with the Code very seriously. If you breach the Code then you may face disciplinary action, including termination of your employment.

This Code of Accounting Practice and Financial Reporting complements the Westpac Code of Conduct. It is designed to help those officers and employees to whom it applies, to apply the highest ethical standards to the performance of their duties and responsibilities with respect to accounting practice and financial reporting.

Application of this Code

This Code of Accounting Practice and Financial Reporting (Code) applies to the following officers and employees of Westpac:

•            principal executive officer, being the Chief Executive Officer;

•            principal financial officer, being the Chief Financial Officer;

•            the Deputy Chief Financial Officer;

•            Divisional Chief Financial Officers;

•            Group Financial Controller; and

•            such other officers and employees of Westpac as are required, from time to time, to certify their acknowledgment of this Code’s application to them.

References in this Code to things that “we” do (or will do) represent undertakings of these officers.

Activities governed by this Code

The purpose of this Code is to impose standards of behaviour that deter wrongdoing and to promote:

(1)     Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

The Westpac Code of Conduct requires that we:

•            Act with honesty, integrity and due skill, care and diligence. The simply stated rule is that we should not participate in activities that involve a conflict of interest between our personal interests and our duties and obligations to the Westpac Group, or which a reasonable person would perceive as involving such a conflict of interest.

•            As employees, we should at all times act in a professional and ethical manner, striving for excellence in everything we do.

Under this Code, we acknowledge the critical importance of honest and ethical conduct:

•            in the preparation, lodgement and publication of our financial statements, other financial information and our annual report; and

•            in the establishment, maintenance and evaluation of our disclosure controls and procedures, and our other internal controls.

The Westpac Code of Conduct requires that we manage conflicts of interest responsibly. Potential conflicts of interest can arise every day and, to enable us to recognise and deal with them appropriately, we must stay diligent.

Some examples of how we manage conflicts of interest include:

•            immediately reporting dishonest behaviour by our colleagues and customers;

•            not soliciting, accepting or offering money, gifts, favours, entertainment or bribes which might influence or be seen to influence your business judgement;

•            not accepting gifts except in very limited circumstances;

•            not trading in the shares of the Westpac Group companies or any other entity if you have obtained information that is not generally available to the market place and is material, and not passing that information on to any other person;

•              not participating in business activities outside your employment in the Westpac Group if it could adversely affect your ability to carry out your duties and responsibilities of the Westpac Group – even if there is no such potential adverse impact, you should seek approval of your People Leader before participating in those activities.

336	2019 Westpac Group Annual Report

Exhibit 11

(2)     Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Australian Securities Exchange, the Australian Securities and Investments Commission, the United States Securities Exchange Commission (or other financial regulator) and in other public communications that we make;

Under this Code, we adopt procedures that allow us to publicly attest to the truth, fairness, and completeness of our financial statements, other financial information and our annual report; and to file or submit those documents in a timely manner. We also apply stringent approval procedures to other public communications that relate to activities the subject of this Code, to ensure that they meet the same standards.

In particular, under this Code we are required to be familiar with and comply with Westpac’s disclosure controls and procedures (including the Market Disclosure Policy (MDP))so that Westpac’s financial statements, other financial information and our annual report comply in all material respects with the applicable laws. In compliance with the MDP we are also required to ensure that the market is kept continuously informed and so outside of financial statement and annual report periods we must escalate any information to People Leaders and / or the Disclosure Officer that could, if publicly known, affect the price or value of Westpac’s securities. In addition, each of us that have direct or supervisory authority regarding these documents or Westpac’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within our area of responsibility, consult with other officers and employees of Westpac and take other appropriate steps regarding these disclosures. Our goal is to make full, fair, accurate, timely and understandable disclosures.

We must:

•            Familiarise ourselves with the disclosure requirements applicable to Westpac (including the Market Disclosure Policy), as well as Westpac’s business and financial operations.

•            Not knowingly misrepresent, or cause others to misrepresent, facts about Westpac to others, whether within or outside Westpac, including to Westpac’s independent auditors, governmental regulators and stock exchanges.

•            Properly review and critically analyse proposed disclosures for accuracy and completeness or, where appropriate, delegate this task to others.

(3)     Compliance with applicable governmental laws, rules and regulations;

The Westpac Code of Conduct says we comply with our legal obligations, regulatory requirements, voluntary codes of practice to which we subscribe and Group policies, including the Westpac Code of Conduct.

Under this Code, we require compliance with the Corporations Act 2001, the Corporations Regulations 2001, applicable Accounting Standards, the U.S. securities laws, including Sarbanes-Oxley Act 2002, and other laws and mandatory professional reporting requirements applicable to Westpac from time to time. It is our responsibility to adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to accounting and auditing matters.

(4)     The prompt internal reporting of violations of the code to an appropriate person or persons identified in the Code; and

The Westpac Code of Conduct requires that we immediately report any breaches by a colleague to your People Leader or your Human Resources or Compliance business unit representative. Our Speaking Up Policy outlines all reporting channels, as well as the process for raising concerns anonymously.

The Board Audit Committee (BAC) is responsible for approving the Speaking Up Policy, including any material variations and reviewing reports on the receipt and treatment of Speaking Up reports received by Westpac about accounting, internal control, audit, compliance and other matters about which individuals have concerns.

(5)     Accountability for adherence to this Code.

The Westpac Code of Conduct has full support of the Board and the Executive Team and we take compliance with the Code very seriously.